UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2016

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Targa Resources Corp. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on February 12, 2016. At the Special Meeting, the Company’s stockholders were requested to consider and vote upon: (1) a proposal to approve the issuance of shares of common stock of the Company in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of November 2, 2015, by and among the Company, Spartan Merger Sub LLC, Targa Resources Partners LP (the “Partnership”) and Targa Resources GP LLC (the “stock issuance proposal”); and (2) a proposal to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal at the time of the Special Meeting (the “adjournment proposal”). The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Company’s definitive proxy statement filed on January 11, 2016:

1.	The stock issuance proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
39,133,400	3,287,188	25,253	0

2.	The adjournment proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
37,723,291	4,693,943	28,607	0

Item 8.01	Other Events.

On February 12, 2016, the Company and the Partnership issued a joint press release announcing the voting results of the Special Meeting. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 12, 2016, issued by Targa Resources Corp. and Targa Resources Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

Dated: February 12, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated February 12, 2016, issued by Targa Resources Corp. and Targa Resources Partners LP

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